[GENAERA LOGO]

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Genaera Corporation	Sam Brown Inc. (Media Inquiries)
Investor Relations	Mike Beyer
(610) 941-5675	(773) 463-4211
www.genaera.com	beyer@sambrown.com

GENAERA CORPORATION TERMINATES EVIZON™ CLINICAL PROGRAM

AND RESTRUCTURES

Company to Focus Development Resources on Trodusquemine for Obesity

Conference Call/Webcast Scheduled for Thursday, January 4, 2007 at 8:30 AM EST

Plymouth Meeting, PA -- January 3, 2007 -- Genaera Corporation (NASDAQ: GENR) today announced that following a comprehensive review of its development portfolio and external market conditions, the Board of Directors and management have determined that it is in the best interest of the Company to terminate the EVIZON™ (squalamine lactate) clinical development program in wet age-related macular degeneration (AMD) and focus Company resources on the development of trodusquemine (MSI-1436) for the treatment of obesity. The Company anticipates initiating a Phase I clinical study of trodusquemine in the first half of 2007.

As a result of this strategic decision, Genaera will reduce its workforce by approximately 30 percent. The Company has also engaged Banc of America Securities LLC as its financial advisor to assist the Company in its review of strategic alternatives.

"This restructuring is a fundamental shift in direction for Genaera but represents the best match of our development programs to the new realities of the marketplace," said Zola P. Horovitz, Ph.D., lead director of the Board. "By re-focusing resources from the EVIZON development program, Genaera has the opportunity to bring trodusquemine forward and address a significant market opportunity in the treatment of obesity."

Genaera had been pursuing a multi-center, randomized, open-label Phase II study (Study 212) of EVIZON to determine if higher dose levels would produce greater and more rapid improvements in visual acuity than those seen in prior Phase II studies, a result considered a necessary pre-requisite to Phase III development, successful registration and partnership opportunities. The rapid acceptance, both domestically and abroad, of new and off-label products that improve vision in wet AMD significantly curtailed the rate of subject enrollment in Study 212.

"Despite our extensive recruiting efforts, enrollment of Study 212 has remained extremely difficult," said Jack Armstrong, President and Chief Executive Officer of Genaera Corporation. "Additionally, preliminary information from investigators on patients enrolled to date in Study 212 suggests that EVIZON is unlikely to produce vision improvement with the speed or frequency necessary to compete with recently introduced treatments. Faced with this discouraging information, as well as evolving FDA guidance on clinical endpoints, we have concluded that there is no attractive or pragmatic option for the registration and commercialization of EVIZON for the treatment of wet AMD. As a result, we cannot justify continuing to expend our limited resources on the clinical development of EVIZON. Unlike most development stage companies, we are fortunate to have another asset like trodusquemine to provide an attractive alternative development target."

The Company estimates that it will incur restructuring charges of approximately $0.3 million in the first quarter of 2007 associated with the reduction in force. As of September 30, 2006, Genaera had cash and cash equivalents of approximately $37.7 million. The Company believes that cash on hand is sufficient to fund operations into 2008.

About Trodusquemine

Trodusquemine (MSI-1436) is a centrally-acting appetite-suppressant discovered at Genaera which has been shown to cause weight loss and normalize both fasting blood glucose and blood cholesterol levels in animal models of obesity. In vivo and in vitro studies with trodusquemine support a mixed mechanism of action which includes selective inhibition of protein tyrosine phosphatase 1B (PTP1B)

Genaera has supported these mechanistic findings in a number of strains of obese mice (including diet-induced obese (DIO) male AKR/J mouse, Ob/Ob, Db/Db and Agouti mouse strains). This preclinical activity of MSI-1436 reduces food intake by appetite suppression and is reversible. The ability of trodusquemine to induce weight loss without associated toxicities in several animal models (rodent, rabbit, dog and monkey) makes in an excellent candidate for evaluation in clinical trials.

Conference Call Information

Genaera Corporation will host the conference call on January 4, 2006 at 8:30 AM Eastern Time. Those who wish to participate in the call and have the opportunity to pose questions may call (877) 407-9205 and provide the conference ID number 226227 approximately 10 minutes before the start time. To access the live or archived audio-only portion of the call via the Internet, please log on to the home page of the Company's website, http://www.genaera.com. Please connect to the site prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast.

About Genaera

Genaera Corporation is a biopharmaceutical company committed to developing medicines to address substantial unmet medical needs in major pharmaceutical markets. The Company is focusing on the development of trodusquemine (MSI-1436) as a treatment for obesity. Genaera's other programs include squalamine for the treatment of cancer; interleukin-9 antibody, a respiratory treatment based on the discovery of a genetic cause of asthma; LOMUCIN™, a mucoregulator to treat the overproduction of mucus and secretions involved in many forms of chronic respiratory disease, and LOCILEX™ (pexiganan acetate), a topical antimicrobial (for which the Company is actively seeking a development partner).

This announcement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, known and unknown. Forward-looking statements reflect management's current views and are based on certain expectations and assumptions. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "believe," "continue," "develop," "expect," "plan" and "potential" or other words of similar meaning. Genaera's actual results and performance could differ materially from those currently anticipated and expressed in these and other forward-looking statements as a result of a number of risk factors, including, but not limited to: Genaera's history of operating losses since inception and its need for additional funds to operate its business; the costs, delays and uncertainties inherent in scientific research, drug development, clinical trials and the regulatory approval process; the risk that clinical trials for Genaera's product candidates may be delayed or may not be successful; the risk that Genaera may not obtain regulatory approval for its products, whether due to adequacy of the development program, the conduct of the clinical trials, changing regulatory requirements, different methods of evaluating and interpreting data, regulatory interpretations of clinical risk and benefit, or otherwise; Genaera's reliance on its collaborators, in connection with the development and commercialization of Genaera's product candidates; market acceptance of Genaera's products, if regulatory approval is achieved; competition; general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industry; and the other risks and uncertainties discussed in this announcement and in Genaera's filings with the U.S. Securities and Exchange Commission, all of which are available from the Commission in its EDGAR database at www.sec.gov as well as other sources. You are encouraged to read these reports. Given the uncertainties affecting development stage pharmaceutical companies, you are cautioned not to place undue reliance on any such forward-looking statements, any of which may turn out to be wrong due to inaccurate assumptions, unknown risks, uncertainties or other factors. Genaera does not intend (and it is not obligated) to publicly update, revise or correct these forward-looking statements or the risk factors that may relate thereto.